As filed with the Securities and Exchange Commission on June 30, 1997
                       Registration No. 33-77948
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8

                             POST-EFFECTIVE
                           AMENDMENT NO. 1 TO

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                          JACKSON HEWITT INC.
         (Exact Name of Registrant as Specified in Its Charter)

             Virginia                                      54-1349705
   (State or Other Jurisdiction of                 (I.R.S. Employer ID No.)
   Incorporation or Organization)

         4575 Bonney Road
     Virginia Beach, Virginia                                 23462
(Address of Principal Executive Office)                     (Zip Code)

                          JACKSON HEWITT INC.
                     1994 Long-Term Incentive Plan
                        (Full Title of the Plan)

                        John M. Paris, Jr., Esq.
                        Kaufman & Canoles, P.C.
                             P. O. Box 3037
                         Norfolk, VA 23514-3037
                (Name and Address of Agent for Service)

                             (757) 624-3181
                      (Telephone Number, Including
                    Area Code, of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
================================================================================
                                                         Proposed
         Title of                          Proposed       Maximum
        Securities           Amount        Maximum       Aggregate    Amount of
           to be             to be      Offering Price   Offering   Registration
        Registered         Registered    Per Share(1)    Price(1)       Fee(1)
================================================================================
Common Stock,
$0.02 par value per share   500,000         $10.44      $5,220,000    $1,581.82
================================================================================

(1) Pursuant to Rules 457(c) and 457(h), the registration fee was computed using $10.44 per share of Common Stock, the average of the high and low sales prices of the Common Stock reported by the Nasdaq Stock Market's National Market System as of June 25, 1997.

                                PART II

                  INFORMATION REQUIRED IN REGISTRATION
                STATEMENT AND NOT REQUIRED IN PROSPECTUS


         Item 3:  Incorporation of Documents by Reference.

         The following documents of Jackson Hewitt Inc., a Virginia corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-KSB for the Company's fiscal year ended April 30, 1996 filed pursuant to
Section  13(a) of the Securities Exchange Act of 1934, as amended (the
"1934 Act").

                  (b)  All reports  filed by the Company  pursuant to
Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended April 30, 1996.

                  (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 10-SB filed on August 31, 1993, as amended, under the 1934 Act.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated into this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement by reference modifies or replaces such statement.

         Item 4:  Description of Securities.

         Not applicable.

         Item 5:  Interests of the Named Experts and Counsel.

         Not applicable.

         Item 6:  Indemnification of Directors and Officers.

         Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer of director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the
elimination   of  liability,   specified  in  the  articles  of
incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 of the Act provides that, unless limited by its Articles of Incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

         Article h. of the Company's Articles of Incorporation provides that the liability of officers and directors of the Company for damages is eliminated with respect to any proceeding brought by or in the right of the Company or brought by or on behalf of the shareholders of the Company; provided, however, that such liability shall not be eliminated or limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         Article g. of the Company's Article of Incorporation provides that the Company (i) shall indemnify its directors, officers, employees and agents, and all persons who at any time served as directors, officers, employees or agents of the Company to the extent permitted, and in the manner provided by, the Act, and (ii) shall have the power to make any other or further indemnity permitted under the laws of the Commonwealth of Virginia.

         Item 7:  Exemption from Registration Claimed.

         Not applicable.

         Item 8:  Exhibits.

         The  exhibits  on  the   accompanying   Exhibit   Index  are
filed  or incorporated  by  reference  as part of this Form S-8 and the
Exhibit  Index is incorporated herein by reference.

         Item 9:  Undertakings.

                  (a)  The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period  in which
offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                           (2) That, for the purpose of determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from  registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed it he Act and will be governed by the final adjudication of such issue

                               SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on June 30, 1997.

                                    JACKSON HEWITT INC.



                                    By:  /s/ Keith E. Alessi
                                         --------------------------------------
                                         Keith E. Alessi, Chief Executive
                                         Officer, President and Chairman of the
                                         Board of Directors




                           POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing, also makes, constitutes and appoints Keith E. Alessi and Christopher Drake, and each of them individually, his true and lawful attorney-in-fact in their place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.

         Witness our hands and common seals on the date set forth below.

Signature


         /s/ Keith E. Alessi                                     June 30, 1997
-----------------------------------------------------
Keith E. Alessi, Chief Executive Officer,
President and Chairman of the Board of Directors
(Principal Executive Officer)


         /s/ Harry W. Buckley                                    June 30, 1997
-----------------------------------------------------
Harry W. Buckley, Director

         /s/ Michael E. Julian, Jr.                              June 30, 1997
--------------------------------------------
Michael E. Julian, Jr., Director


         /s/ Harry S. Gruner                                     June 30, 1997
-----------------------------------------------------
Harry S. Gruner, Director


         /s/ William P. Veillette                                June 30, 1997
-----------------------------------------------------
William P. Veillette, Director


         /s/ Christopher Drake                                   June 30, 1997
-----------------------------------------------------
Christopher Drake, Chief Financial Officer,
Secretary and Treasurer
(Principal Financial and Accounting Officer)

                   JACKSON HEWITT INC. EXHIBIT INDEX

                   The following exhibits are filed herewith unless otherwise indicated:

                                                                Sequential Page
Number                       Description                              Number
          --------------------------------------------------
   4.1   Articles of Incorporation of Jackson Hewitt Inc., as amended     *
         (incorporated herein by reference to the Registrant's
         Registration Statement on Form 10-SB, Registration No. 0-22324, filed with the Securities and Exchange Commission on August 31, 1993, as amended).

   4.2   Amended and Restated Bylaws of Jackson Hewitt Inc., dated June   *
         1995 (incorporated herein by reference to the Registrant's Form SB-2, Commission File No. 33-94162, previously filed with the Commission on June 30, 1995).

 **5.1   Opinion of Kaufman & Canoles, P.C.

**23.1   Consent of KPMG Peat Marwick LLP

  23.2 Consent of Kaufman & Canoles (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  24 Powers of Attorney (included on the signature pages of this Registration Statement).

  99.1   Amended and Restated 1994 Long-Term Incentive Plan of Jackson    *
         Hewitt Inc. (incorporated herein by reference to the Registrant's Definitive Proxy Statement on Schedule 14A previously filed with the Commission on September 11, 1996).

--------------------------

*Not filed  herewith.  In  accordance  with Rule 12b-32 of the General
Rules and Regulations  under  the  Securities   Exchange  Act  of  1934,
the  exhibit  is incorporated by reference.

**Filed herewith.